Exhibit 99.1

VirTra Reports Second Quarter and Six Months 2025 Financial Results

Second Quarter Revenue Increases 15% Year-Over-Year; Six-Month Revenue Up 5%

Delivers Continued Positive Net Income and Strong Gross Margins as Federal Funding Trends Improve

CHANDLER, Ariz. — August 11, 2025 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the second quarter and six months ended June 30, 2025. The financial statements are available on VirTra’s website and here.

Second Quarter 2025 and Recent Operational Highlights:

●	Second quarter bookings of $4.6 million rose from $3.6 million in Q2 2024 and contributed to $32.1 million over the last twelve months, reflecting sustained demand across law enforcement and military customers despite persistent federal funding uncertainty.

●	Backlog totaled $18.8 million as of June 30, 2025, including $7.1 million in Capital, $5.7 million in Service, and $6.0 million in STEP contracts.

●	STEP® recurring revenue program maintained renewal rates around 95%, with a growing portion of customers converting to new three-year agreements. These updated terms better align with technology refresh cycles and provide VirTra with earlier renewal opportunities.

●	Maintained robust working capital at $34.1 million, positioning the Company for sustained growth and operational agility.

Second Quarter and Six Month 2025 Financial Highlights:

	For the Three Months Ended			For the Six Months Ended
All figures in millions, except per share data	June 30, 2025	June 30, 2024	% Δ	June 30, 2025	June 30, 2024	% Δ
Total Revenue	$7.0	$6.1	15%	$14.1	$13.4	5%

Gross Profit	$4.8	$5.5	-13%	$10.0	$10.2	-2%
Gross Margin	69%	91%	N/A	71%	76%	N/A

Net Income	$0.2	$1.2	N/A	$1.4	$1.7	N/A
Diluted EPS	$0.02	$0.11	N/A	$0.13	$0.15	N/A
Adjusted EBITDA	$0.7	$1.6	N/A	$2.4	$2.9	N/A

*The column for the six months ended June 30, 2024 reflects restated financials.

Management Commentary

VirTra CEO John Givens stated, “In the second quarter, VirTra delivered year-over-year growth in both revenue and bookings in the second quarter, along with continued profitability and a strong cash position. While bookings were lighter sequentially, this primarily reflected timing of orders and the pace of federal funding, with activity expected to improve as we exit the year and move into 2026. The recent reopening of the Department of Justice COPS grant program is a positive development, and we are seeing agencies re-engage as they pursue available funding. We’ve been working to help policymakers understand the value of immersive training and to support funding initiatives that benefit our customers. These efforts, together with broader improvements in the funding environment, should help stimulate demand through the remainder of 2025 and into 2026.

“Operationally, we continue to run the business with discipline, consistently improving product quality while controlling costs. Customers are recognizing the durability and performance of our hardware, which, along with our operational efficiencies, allows us to remain highly competitive on pricing. These efforts position us to respond effectively as funding conditions improve and demand strengthens.”

Six Months 2025 Financial Results

Note: Financials for the first six months of 2024 presented below reflect a restatement made in Q4 2024 to adjust the timing of revenue recognition associated with a 2021 international sale.

Total revenue for the first six months was $14.1 million, compared to $13.4 million in the prior year period. The 5% increase was primarily driven by higher capital system deliveries, supported by stable recurring revenue from STEP and service contracts.

Gross profit for the first six months was $10.0 million (71% of total revenue), compared to $10.2 million (76% of total revenue) in the prior year period. The change in gross margin reflects a higher mix of capital sales relative to service and STEP revenue. The prior year period benefitted from unusually high gross margins due to capitalized labor related to the development of the V-XR and IVAS programs, as well as a greater mix of high-margin service and STEP revenue.

Net operating expense for the first six months was $7.7 million, a 9% decrease from $8.5 million in the prior year period, reflecting disciplined cost management while maintaining investment in core growth initiatives.

Operating income for the first six months was $2.3 million, compared to $1.8 million in the prior year period.

Net income for the first six months was $1.4 million, or $0.13 per diluted share, compared to $1.7 million, or $0.15 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $2.4 million for the first six months of 2025, compared to $2.9 million in the prior year period.

Second Quarter 2025 Financial Results

Total revenue for the second quarter of 2025 was $7.0 million, compared to $6.1 million in the prior year period. The 15% increase was primarily driven by higher capital deliveries and stable recurring revenue from STEP and service contracts.

Gross profit for the second quarter was $4.8 million (69% of total revenue), compared to $5.5 million (91% of total revenue) in the prior year period. The prior year quarter benefited from unusually low cost of sales related to capitalized development work.

Net operating expense for the second quarter was $3.9 million, an 11% decrease from $4.4 million in the prior year period, reflecting ongoing cost discipline.

Operating income for the second quarter was $0.9 million compared to $1.1 million in the prior year period.

Net income for the second quarter was $0.2 million, or $0.02 per diluted share, compared to $1.2 million, or $0.11 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $0.7 million for the second quarter, compared to $1.6 million in the prior year period.

Cash and cash equivalents were $20.7 million at June 30, 2025, compared to $17.6 million at March 31, 2025. Working capital was $34.1 million, and the Company maintained a debt-light balance sheet, positioning it well for near- and long-term execution.

Financial Commentary

CFO Alanna Boudreau stated, “Our first half results were highlighted by continued strong gross margins and cost discipline. Backlog remains solid at $18.8 million, supported by a balanced mix of capital, service, and STEP contracts. International markets remain an attractive avenue for growth, and we continue to pursue multiple active opportunities. With a strong balance sheet, VirTra maintains the financial strength and flexibility to support our growth strategy and navigate the timing of government funding cycles.”

Conference Call

VirTra’s management will hold a conference call today (August 11, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13754706

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 25, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13754706

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Six Months Ended
					(Restated)
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2025	2024	(Decrease)	Change	2025	2024	(Decrease)	Change

Net Income (Loss)	$175,314	$1,200,727	$(1,025,413)	-85%	$1,439,375	$1,668,923	$(229,548)	-14%
Adjustments:
Provision for income taxes	(9,000)	87,564	$(96,564)	-110%	93,000	599,000	$(506,000)	-84%
Depreciation and amortization	513,693	288,777	$224,916	310%	830,333	525,570	$304,763	186%
Interest (net)	(26,876)	(34,379)	$7,503	-22%	(48,127)	(88,957)	$40,830	-46%
EBITDA	$653,131	$1,542,689	$(889,558)	-14%	$2,314581	$2,704,536	$281,038)	-10%
Right of use amortization	42,501	69,418	$(26,917)		84,365	199,493	(389,955)

Adjusted EBITDA	$695,632	$1,612,107	$(916,475)	-57%	$2,398,946	$2,904,029	$(505,083)	3%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,697,354	$18,040,827
Accounts receivable, net	6,447,542	8,005,452
Inventory, net	12,806,733	14,583,400
Unbilled revenue	1,587,422	2,570,441
Prepaid expenses and other current assets	2,610,223	1,273,115
Total current assets	44,149,274	44,473,235
Long-term assets:
Property and equipment, net	16,451,233	16,204,663
Operating lease right-of-use asset, net	352,730	437,095
Intangible assets, net	2,744,180	558,651
Security deposits, long-term	15,979	35,691
Other assets, long-term	148,177	148,177
Deferred tax asset, net	3,508,399	3,595,574
Total long-term assets	23,220,698	20,979,851
Total assets	$67,369,972	$65,453,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,034,497	$957,384
Accrued compensation and related costs	1,005,621	1,253,544
Accrued expenses and other current liabilities	554,006	657,114
Note payable, current	227,849	230,787
Operating lease liability, short-term	194,917	192,410
Deferred revenue, short-term	7,011,943	6,355,316
Total current liabilities	10,028,833	9,646,555
Long-term liabilities:
Deferred revenue, long-term	2,381,845	2,282,996
Note payable, long-term	7,441,512	7,567,536
Operating lease liability, long-term	174,696	265,111
Other long-term liabilities	-	-
Total long-term liabilities	9,998,053	10,115,643
Total liabilities	20,026,886	19,762,198
Commitments and contingencies (See Note 9)
Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,261,588 shares issued and outstanding as of June 30, 2025, and 11,255,709 shares issued and outstanding as of December 31, 2024	1,126	1,125
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-
Additional paid-in capital	33,127,935	32,915,112
Retained Earnings	14,214,025	12,774,651
Total stockholders’ equity	47,343,086	45,690,888
Total liabilities and stockholders’ equity	$67,369,972	$65,453,086

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
				(Restated)
Revenues:
Net sales	$6,978,938	$6,075,040	$14,139,185	$13,421,461
Total revenue	6,978,938	6,075,040	14,139,185	13,421,461

Cost of sales	2,166,461	550,424	4,129,828	3,182,682

Gross profit	4,812,477	5,524,616	10,009,357	10,238,779

Operating expenses:
General and administrative	3,289,995	3,537,910	6,509,945	6,908,332
Research and development	608,116	855,285	1,217,243	1,548,665

Net operating expense	3,898,111	4,393,195	7,727,188	8,456,997

Income (loss) from operations	914,366	1,131,421	2,282,169	1,781,782

Other income (expense):
Other income	77,873	156,870	149,883	486,141
Gain on forgiveness of note payable	-		-	-
Other (expense) income	(825,925)	-	(899,677)	-

Net other income (expense)	(748,052)	156,870	(749,794)	486,141

Income (Loss) before provision for income taxes	166,314	1,288,291	1,532,375	2,267,923

Provision (Benefit) for income taxes	(9,000)	87,564	93,000	599,000

Net income (loss)	$175,314	$1,200,727	$1,439,375	$1,668,923

Net income (loss) per common share:
Basic	$0.02	$0.11	$0.13	$0.15
Diluted	$0.02	$0.11	$0.13	$0.15

Weighted average shares outstanding:
Basic	11,261,588	11,063,366	11,260,902	10,885,964
Diluted	11,261,588	11,065,866	11,260,902	10,885,964

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2025	2024
		(Restated)
Cash flows from operating activities:
Net income	$1,439,375	$1,668,923
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	829,841	525,077
Right of use amortization	84,365	197,312
Employee stock compensation	212,823	352,005
Changes in operating assets and liabilities:
Accounts receivable, net	1,557,910	7,347,700
Inventory, net	1,776,667	(1,065,835)
Deferred taxes	87,175	(149,958)
Unbilled revenue	983,019	(280,044)
Prepaid expenses and other current assets	(1,337,108)	(1,046,213)
Other assets	19,712	-
Accounts payable and other accrued expenses	(273,918)	(4,967,236)
Operating lease right of use	(87,907)	(207,208)
Deferred revenue	755,476	(1,106,299)
Net cash provided by operating activities	6,047,430	1,268,224

Cash flows from investing activities:
Internal intangible assets	(2,265,489)	-
Purchase of property and equipment	(996,452)	(1,608,798)
Net cash (used in) investing activities	(3,261,941)	(1,608,798)

Cash flows from financing activities:
Principal payments of debt	(128,962)	(117,785)
Stock issued for options exercised	-	20,151
Net cash (used in) financing activities	(128,962)	(97,634)

Net increase (decrease) in cash	2,656,527	(438,208)
Cash and restricted cash, beginning of period	18,040,827	18,849,842
Cash and restricted cash, end of period	$20,697,354	$18,411,634

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$720,951	$5,314,387
Interest paid	$116,415	$84,403